Exhibit 10.2
JAND, INC.
2010 EQUITY INCENTIVE PLAN
SECTION 1. Purpose; Definitions. The purposes of the JAND, Inc. 2010 Equity Incentive Plan (the “Plan”) are to enable JAND, Inc., a Delaware corporation (the “Company”), (i) to recruit and retain highly qualified employees, directors, consultants and other service providers, (ii) to provide those employees, directors, consultants and other service providers with an incentive for productivity and (iii) to provide those employees, directors, consultants and other service providers with an opportunity to share in the growth and value of the Company.
For purposes of the Plan, the following initially capitalized words and phrases will be defined as set forth below:
(a)    “Affiliate” means any Person that directly or indirectly controls, or is controlled by, or is under common control with the Company (or its successors).
(b)    “Award” means a grant of Options, SARs, Restricted Stock, or Restricted Stock Units pursuant to the provisions of the Plan.
(c)    “Award Agreement” means, with respect to any particular Award, the written document that sets forth the terms of that particular Award.
(d)    “Board” means the Board of Directors of the Company, as constituted from time to time; provided, however, that if the Board appoints a Committee to perform some or all of the Board’s administrative functions hereunder pursuant to Section 2, references in the Plan to the “Board” will be deemed to also refer to that Committee in connection with matters to be performed by that Committee.
(e)    “Cause” means (i) conviction of, or the entry of a plea of guilty or no contest to, a felony or any other crime that causes the Company or its Affiliates public disgrace or disrepute, or adversely affects the Company’s or its Affiliates’ operations or financial performance or the relationship the Company has with its Affiliates, (ii) gross negligence or willful misconduct with respect to the Company or any of its Affiliates, including, without limitation, fraud, embezzlement, theft or proven dishonesty in the course of his employment; (iii) alcohol abuse or abuse of controlled drugs other than in accordance with a physician’s prescription; (iv) refusal, failure or inability to perform any material obligation or fulfill any duty (other than any duty or obligation of the type described in clause (vi) below) to the Company or any of its Affiliates (other than due to a Disability), which failure, refusal or inability is not cured within 10 days after delivery of notice thereof; (v) material breach of any agreement with or duty owed to the Company or any of its Affiliates; or (vi) any breach of any obligation or duty to the Company or any of its Affiliates (whether arising by statute, common law, contract or otherwise) relating to confidentiality, noncompetition, nonsolicitation or proprietary rights. Notwithstanding the foregoing, if a Participant and the Company (or any of its Affiliates) have entered into an employment agreement, consulting agreement or other agreement that specifically defines “cause,” then with respect to such Participant, “Cause” shall have the meaning defined in that employment agreement, consulting agreement or other agreement.

(f)    “Change in Control” means the occurrence of any of the following, in one transaction or a series of related transactions: (i) the sale, transfer, assignment or other disposition (including by merger or consolidation) of more than 50% of the voting power represented by the then outstanding capital stock of the Company, except pursuant to the issuance of shares directly from the Company in future financings, (ii) the sale or other disposition of all or substantially all the assets of the Company, (iii) the liquidation or dissolution of the Company, or (iv) any other similar transaction or event deemed by the Board to constitute a Change in Control for purposes of this Plan.
(g)    “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.
(h)    “Committee” means a committee appointed by the Board in accordance with Section 2 of the Plan.
(i)    “Common Stock” means the common stock of the Company, par value $0.0001 per share.
(j)    “Director” means a member of the Board.
(k)    “Disability” means a condition rendering a Participant Disabled.
(l)    “Disabled” will have the same meaning set forth in Section 22(e)(3) of the Code.
(m)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(n)    “Fair Market Value” means, as of any date: (i) if the Shares are not publicly traded, the value of such Shares on that date, as determined by the Board in its sole and absolute discretion; or (ii) if the Shares are publicly traded, the closing price for a Share on that date on the principal national securities exchange on which the Shares are listed or admitted to trading or, if the Shares are not listed or admitted to trading on any national securities exchange, but are traded in the over-the-counter market, the closing sale price of a Share or, if no sale is publicly reported, the average of the closing bid and asked prices on that date, as furnished by two members of the Financial Industry Regulatory Authority (FINRA) who make a market in the Shares selected from time to time by the Company for that purpose.
(o)    “Incentive Stock Option” means any Option intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.
(p)    “Non-Employee Director” will have the meaning set forth in Rule 16b-3(b)(3)(i) promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission; provided, however, that the Board or the Committee may, to the extent that it deems necessary to comply with Section 162(m) of the Code or regulations thereunder, require that each “Non-Employee Director” also be an “outside director” as that term is defined in regulations under Section 162(m) of the Code.

(q)    “Non-Qualified Stock Option” means any Option that is not an Incentive Stock Option,
(r)    “Option” means any option to purchase Shares (including Restricted Stock, if the Board so specifies in the applicable Award Agreement) granted pursuant to Section 5 hereof.
(s)    “Parent” means, in respect of the Company, a “parent corporation” as defined in Section 424(e) of the Code.
(t)    “Participant” means an employee, consultant, Director, or other service provider of or to the Company or any of its Affiliates to whom an Award is granted.
(u)    “Person” means an individual, partnership, corporation, limited liability company, trust, joint venture, unincorporated association, or other entity or association.
(v)    “Restricted Stock” means Shares that are subject to restrictions pursuant to Section 8 hereof.
(w)    “Restricted Stock Unit” means a right granted under and subject to restrictions pursuant to Section 9 hereof.
(x)    “SAR” means a stock appreciation right granted under the Plan and described in Section 6 hereof.
(y)    “Stockholders’ Agreement” means the Stockholders’ Agreement by and among the Company and its stockholders, as the same may be amended from time to time.
(z)    “Shares” means shares of the Company’s Common Stock subject to the Plan and subject to substitution or adjustment as provided in Section 3 hereof
(aa)    “Subsidiary” means, in respect of the Company, a subsidiary company, whether now or hereafter existing, as defined in Sections 424(f) and (g) of the Code.
SECTION 2. Administration. The Plan will be administered by the Board; provided, however, that the Board may at any time appoint a Committee to perform some or all of the Board’s administrative functions hereunder; and provided further, that the authority of any Committee appointed pursuant to this Section 2 will be subject to such terms and conditions as the Board may prescribe and will be coextensive with, and not in lieu of, the authority of the Board hereunder.
Subject to the requirements of the Company’s by-laws, certificate of incorporation and any other agreement that governs the appointment of Board committees, any Committee established under this Section 2 will be composed of not fewer than two members, each of whom will serve for such period of time as the Board determines; provided, however, that if the Company has a class of securities required to be registered under Section 12 of the Exchange Act, all members of any Committee established pursuant to this Section 2 will be Non-Employee Directors. From time to time the Board may increase the size of the Committee and appoint additional members thereto, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.
Directors who are eligible for Awards or have received Awards may vote on any matters affecting the administration of the Plan or the grant of Awards, except that no such member will act upon the grant of an Award to himself or herself, but any such member may be counted in determining the existence of a quorum at any meeting of the Board during which action is taken with respect to the grant of Awards to himself or herself.
The Board will have full authority to grant Awards under this Plan. In particular, subject to the terms of the Plan, the Board will have the authority:
(a)    to select the Persons to whom Awards may from time to time be granted hereunder (consistent with the eligibility conditions set forth in Section 4);
(b)    to determine the type of Award to be granted to any Person hereunder;
(c)    to determine the number of Shares, if any, to be covered by each Award;
(d)    to establish the terms and conditions of each Award Agreement;
(e)    to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it, from time to time, deems advisable;
(f)    to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement);
(g)    to correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent it deems necessary to carry out the intent of the Plan; and
(h)    to otherwise supervise the administration of the Plan.
All decisions made by the Board pursuant to the provisions of the Plan will be final and binding on all persons, including the Company and Participants. No Director will be liable for any good faith determination, act or omission in connection with the Plan or any Award.
SECTION 3. Shares Subject to the Plan.
(a)    Shares Subject to the Plan. The Shares to be subject to or related to Awards under the Plan will be authorized and unissued Shares of the Company. The maximum number of Shares that may be subject to Awards under the Plan is 56,548. All Shares subject to the Plan may be issued in respect of Incentive Stock Options. The Company will reserve for the purposes of the Plan, out of its authorized and unissued Shares, such number of Shares.
(b)    Effect of the Expiration or Termination of Awards. If and to the extent that an Option or SAR expires, terminates or is canceled or forfeited for any reason without having been exercised in full, the Shares associated with that Option or SAR will again become available for grant under the Plan. Similarly, if any Restricted Stock or Restricted Stock Unit is

canceled, forfeited or repurchased for any reason, the Shares subject to that Award will again become available for grant under the Plan. In addition, if any Share is tendered or the delivery of any Share is withheld in settlement of a tax withholding obligation associated with an Award, or in satisfaction of the exercise price payable upon exercise of an Option, that Share will again become available for grant under the Plan. Finally, if any Award is settled for cash, the Shares subject thereto will again become available for grant under the Plan.
(c)    Other Adjustment. In the event of any recapitalization, reclassification, reorganization, merger, consolidation, stock split or combination, stock dividend or other similar event or transaction affecting the Shares, substitutions or adjustments will be made by the Board to (i) the aggregate number, class and/or issuer of the securities that may be issued under the Plan, (ii) to the number, class and/or issuer of securities subject to outstanding Awards, and (iii) to the exercise price of outstanding Options or SARs, in each case in a manner that reflects equitably the effects of such event or transaction; provided, however, that no such adjustment will be made if such adjustment would give rise to any tax under Section 409A of the Code.
(d)    Change in Control. Notwithstanding anything to the contrary set forth in the Plan, upon or in anticipation of any Change in Control of the Company or any of its Affiliates, the Board may, in its sole and absolute discretion and without the need for the consent of any Participant, take one or more of the following actions contingent upon the occurrence of that Change in Control:
(i)    cause any or all outstanding Options or SARs to become vested and immediately exercisable, in whole or in part;
(ii)    cause any or all outstanding Restricted Stock or Restricted Stock Units to become non-forfeitable, in whole or in part;
(iii)    after providing reasonable advance notice of the Change in Control, cancel any or all vested Options and SARs upon closing of the Change in Control to the extent not exercised prior to the closing of the Change in Control;
(iv)    cancel any Option or SAR in exchange for a substitute award in a manner consistent with the requirements of Treas. Reg. § 1.424-1(a) or any successor rule or regulation (notwithstanding the fact that the original Award may never have been intended to satisfy the requirements for treatment as an Incentive Stock Option);
(v)    cancel any Restricted Stock or Restricted Stock Units in exchange for restricted stock or restricted stock units with respect to the capital stock of any successor corporation or its parent;
(vi)    cancel any Option or SAR in exchange for cash and/or other substitute consideration with a value equal to: (A) the number of Shares subject to that Option or SAR, multiplied by (B) the difference, if any, between the Fair Market Value per Share on the date of the Change in Control and the exercise price of that Option or SAR; provided, that if the Fair Market Value per Share on the date of the Change in Control does not exceed the exercise price of any such Option or SAR, the Board may cancel that Option or SAR without any payment of consideration therefor; and/or

(vii)    redeem any share of Restricted Stock or any Restricted Stock Unit in exchange for cash and/or other substitute consideration with a value equal to the Fair Market Value per Share on the date of the Change in Control.
In the discretion of the Board, any cash or substitute consideration payable upon cancellation or redemption of an Award may be subjected to (i) vesting terms substantially identical to those that applied to the to the original Award immediately prior to the Change in Control, or (ii) earn out, escrow, holdback or similar arrangements, to the extent such arrangements are applicable to any consideration paid in connection with the Company.
SECTION 4. Eligibility. Employees, Directors, consultants, and other individuals who provide services to the Company or its Affiliates are eligible to be granted Awards under the Plan; provided, however, that only employees of the Company, its Parent or a Subsidiary are eligible to be granted Incentive Stock Options.
SECTION 5. Options. Options granted under the Plan may be Incentive Stock Options or Non-Qualified Stock Options. Any Option granted under the Plan will be in such form as the Board may at the time of such grant approve.
The Award Agreement evidencing any Option will incorporate the following terms and conditions and will contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Board deems appropriate in its sole and absolute discretion:
(a)    Option Price. The exercise price per Share purchasable under an Option will be determined by the Board and will not be less than 100% of the Fair Market Value of a Share on the date of the grant. However, any Incentive Stock Option granted to any Participant who, at the time the Option is granted, owns more than 10% of the voting power of all classes of shares of the Company, its Parent or of a Subsidiary will have an exercise price per Share of not less than 110% of Fair Market Value per Share on the date of the grant.
(b)    Option Term. The term of each Option will be fixed by the Board, but no Incentive Stock Option will be exercisable more than 10 years after the date the Option is granted. However, any Incentive Stock Option granted to any Participant who, at the time such Option is granted, owns more than 10% of the voting power of all classes of shares of the Company, its Parent or of a Subsidiary may not have a term of more than five years. No Option may be exercised by any Person after expiration of the term of the Option.
(c)    Exercisability. Options will vest and be exercisable at such time or times and subject to such terms and conditions as determined by the Board at the time of grant. If the Board provides, in its discretion, that any Option is exercisable only in installments, the Board may waive such installment exercise provisions at any time at or after grant, in whole or in part, based on such factors as the Board determines, in its sole and absolute discretion.
(d)    Method of Exercise. Subject to the provisions of Section 5(c) and the termination provisions set forth in Section 7 and the termination and exercisability provisions of the applicable Award Agreement, Options may be exercised in whole or in part at any time and from time to time during the term of the Option, by the delivery of written notice of exercise by the Participant to the Company specifying the number of Shares to be purchased. Such notice will be accompanied by payment in full of the purchase price, either by certified or bank check, or such other means as the Board may accept. As determined by the Board in its sole discretion on or after the date of grant, payment in full or in part of the exercise price of an Option issued to a Participant may be made in the form of previously acquired Shares based on the Fair Market Value of the Shares on the date the Option is exercised; provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of previously acquired Shares may be authorized only at the time the Option is granted.
No Shares will be issued upon exercise of an Option until full payment therefor has been made. A Participant will not have the right to distributions or dividends or any other rights of a stockholder with respect to Shares subject to the Option until the Participant has given written notice of exercise, has paid in full for such Shares, if requested, has given the representation described in Section 11(a) hereof and fulfills such other conditions as may be set forth in the applicable Award Agreement.
(e)    Incentive Stock Option Limitations. In the case of an Incentive Stock Option, the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year under the Plan and/or any other plan of the Company, its Parent or any Subsidiary will not exceed $100,000. For purposes of applying the foregoing limitation, Incentive Stock Options will be taken into account in the order granted. To the extent any Option does not meet such limitation, that Option will be treated for all purposes as a Non-Qualified Stock Option.
(f)    Termination of Service. Unless otherwise specified in the Award Agreement, Options will be subject to the terms of Section 7 with respect to exercise upon or following termination of employment or other service.
(g)    Transferability of Options. Except as may otherwise be specifically determined by the Board with respect to a particular Option, no Option will be transferable by the Participant other than by will or by the laws of descent and distribution, and all Options will be exercisable, during the Participant’s lifetime, only by the Participant or, in the event of his Disability, by his personal representative.
SECTION 6. Stock Appreciation Rights.
(a)    Nature of Award. Upon the exercise of a SAR, its holder will be entitled to receive an amount equal to the excess (if any) of: (i) the Fair Market Value of the Shares covered by such SAR as of the date such SAR is exercised, over (ii) the Fair Market Value of the Shares covered by such SAR as of the date such SAR was granted (subject to adjustment in accordance with Section 3(c)). Such amount may be paid in either cash and/or Shares, as determined by the Board in its sole and absolute discretion.
(b)    Terms and Conditions. The Award Agreement evidencing any SAR will incorporate the following terms and conditions and will contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Board deems appropriate in its sole and absolute discretion:
(i)    Term of SAR. Unless otherwise specified in the Award Agreement, the term of a SAR will be ten years.
(ii)    Exercisability. SARs will vest and become exercisable at such time or times and subject to such terms and conditions as will be determined by the Board at the time of grant.
(iii)    Method of Exercise. Subject to the exercisability and termination provisions set forth herein and in the applicable Award Agreement, SARs may be exercised in whole or in part from time to time during their term by delivery of written notice to the Company specifying the portion of the SAR to be exercised.
(iv)    Termination of Service. Unless otherwise specified in the Award Agreement, SARs will be subject to the terms of Section 7 with respect exercise upon termination of employment or other service.
(v)    Non-Transferability. Except as may otherwise be specifically determined by the Board with respect to a particular SAR: (A) SARs may not be sold, pledged, assigned, hypothecated, gifted, transferred or disposed of in any manner either voluntarily or involuntarily by operation of law, other than by will or by the laws of descent or distribution, and (B) during the Participant’s lifetime, SARs will be exercisable only by the Participant (or, in the event of the Participant’s Disability, by his personal representative).
SECTION 7. Termination of Service. Unless otherwise specified by the Board with respect to a particular Option or SAR, any portion of an Option or SAR that is not exercisable upon termination of service (whether as an employee, consultant, independent contractor or any other capacity in which the Participant provides services to the Company) will expire immediately and automatically upon such termination and any portion of an Option or SAR that is exercisable upon termination of service will expire on the date it ceases to be exercisable in accordance with this Section 7.
(a)    Termination by Reason of Death. If a Participant’s service with the Company or any Affiliate terminates by reason of death, any Option or SAR held by such Participant may thereafter be exercised, to the extent it was exercisable at the time of his or her death or on such accelerated basis as the Board may determine, at or after grant, by the legal representative of the estate or by the legatee of the Participant under the will of the Participant, for a period ending (i) at such time as may be specified by the Board at or after the time of grant, or (ii) if not specified by the Board, then 12 months from the date of death, or (iii) if sooner than the applicable period specified under (i) or (ii) above, then upon the expiration of the stated term of such Option or SAR.
(ii)    Termination by Reason of Disability. If a Participant’s service with the Company or any Affiliate terminates by reason of Disability, any Option or SAR held by such Participant may thereafter be exercised by the Participant or his personal representative, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Board may determine at or after grant, for a period ending (i) at such time as may be specified by the Board at or after the time of grant, or (ii) if not specified by the Board, then 12 months from the date of termination of service, or (iii) if sooner than the applicable period specified under (i) or (ii) above, then upon the expiration of the stated term of such Option or SAR.
(b)    Cause. If a Participant’s service with the Company or any Affiliate is terminated for Cause: (i) any Option or SAR not already exercised will be immediately and automatically forfeited as of the date of such termination, and (ii) any Shares for which the Company has not yet delivered share certificates will be immediately and automatically forfeited and the Company will refund to the Participant the Option exercise price paid for such Shares, if any.
(c)    Other Termination. If a Participant’s service with the Company or any Affiliate terminates for any reason other than death, Disability or Cause, any Option or SAR held by such Participant may thereafter be exercised by the Participant, to the extent it was exercisable at the time of such termination, or on such accelerated basis as the Board may determine at or after grant, for a period ending (i) at such time as may be specified by the Board at or after the time of grant, or (ii) if not specified by the Board, then 90 days from the date of termination of service (irrespective of the manner or timing of the termination and without regard to whether the service has been terminated with reasonable notice of termination), or (iii) if sooner than the applicable period specified under (i) or (ii) above, then upon the expiration of the stated term of such Option or SAR.
SECTION 8. Restricted Stock.
(a)    Issuance. Restricted Stock may be issued either alone or in conjunction with other Awards. The Board will determine the time or times within which Restricted Stock may be subject to forfeiture, and all other conditions of such Awards.
(b)    Awards and Certificates. The Award Agreement evidencing the grant of any Restricted Stock will contain such terms and conditions, not inconsistent with the terms of the Plan, as the Board deems appropriate in its sole and absolute discretion. The prospective recipient of an Award of Restricted Stock will not have any rights with respect to such Award, unless and until such recipient has delivered to the Company an executed Award Agreement and has otherwise complied with the applicable terms and conditions of such Award. The purchase price for Restricted Stock may, but need not, be zero.
Any share certificate issued in connection with an Award of Restricted Stock will be registered in the name of the Participant receiving the Award, and will bear the following legend and/or any other legend required by this Plan, the Award Agreement, the Stockholders’ Agreement or by applicable law:
THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF THE JAND, INC. 2010 EQUITY INCENTIVE PLAN AND AN AGREEMENT ENTERED INTO BETWEEN THE PARTICIPANT AND

JAND, INC. (WHICH TERMS AND CONDITIONS MAY INCLUDE, WITHOUT LIMITATION, CERTAIN TRANSFER RESTRICTIONS, REPURCHASE RIGHTS AND FORFEITURE CONDITIONS). COPIES OF THAT PLAN AND AGREEMENT ARE ON FILE IN THE PRINCIPAL OFFICES OF JAND, INC. AND WILL BE MADE AVAILABLE TO THE HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON REQUEST TO THE SECRETARY OF THE COMPANY.
Share certificates evidencing Restricted Stock will be held in custody by the Company or in escrow by an escrow agent until the restrictions thereon have lapsed. As a condition to any Restricted Stock award, the Participant may be required to deliver to the Company a share power, endorsed in blank, relating to the Shares covered by such Award.
(c)    Restrictions and Conditions. The Restricted Stock awarded pursuant to this Section 8 will be subject to the following restrictions and conditions, and any other restrictions and conditions set forth in the applicable Award Agreement.
(i)    During a period commencing with the date of an Award of Restricted Stock and ending at such time or times as specified by the Board (the “Restriction Period”), the Participant will not be permitted to sell, transfer, pledge, assign or otherwise encumber Restricted Stock awarded under the Plan. The Board may condition the lapse of restrictions on Restricted Stock upon the continued employment or service of the recipient, the attainment of specified individual or corporate performance goals, or such other factors as the Board may determine, in its sole and absolute discretion.
(ii)    Except as provided in this Paragraph (ii) or the applicable Award Agreement, the Participant will have, with respect to the Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the Shares, and the right to receive any cash distributions or dividends. The Board, in its sole discretion, may require cash distributions or dividends to be subjected to the same Restriction Period as is applicable to the Restricted Stock with respect to which such amounts are paid, or, if the Board so determines, reinvested in additional Restricted Stock to the extent Shares are available under Section 3(a) of the Plan. Any distributions or dividends paid in the form of securities with respect to Restricted Stock will be subject to the same terms and conditions as the Restricted Stock with respect to which they were paid, including, without limitation, the same Restriction Period.
(iii)    Subject to the applicable provisions of the Award Agreement, if a Participant’s service with the Company and its Affiliates terminates prior to the expiration of the Restriction Period, all of that Participant’s Restricted Stock which then remain subject to forfeiture will then be forfeited automatically.
(iv)    If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period (or if and when the restrictions applicable to Restricted Stock are removed pursuant to Section 3(d) or otherwise), any certificates for such Shares will be replaced with new certificates, without the restrictive legend applicable to such lapsed restrictions, and such new certificates will be promptly delivered to the Participant, the Participant’s representative (if the Participant has suffered a Disability), or the Participant’s estate or heir (if the Participant has died).
SECTION 9. Restricted Stock Units. Subject to the other terms of the Plan, the Board may grant Restricted Stock Units to eligible individuals and may impose conditions on such units as it may deem appropriate. Each Restricted Stock Unit shall be evidenced by an Award Agreement in the form that is approved by the Board and that is not inconsistent with the terms and conditions of the Plan. Each Restricted Stock Unit shall entitle the Participant to whom it is granted a distribution from the Company in an amount equal to the Fair Market Value (at the time of the distribution) of one Share. Distributions may be made in cash and/or Shares. All other terms governing Restricted Stock Units, such as vesting, time and form of payment and termination of units shall be set forth in the Award Agreement.
SECTION 10. Amendments and Termination. The Board may amend, alter or discontinue the Plan at any time, provided that no amendment, alteration or discontinuation will be made which would impair the rights of a Participant with respect to an Award, without that Participant’s consent, or which without the approval of such amendment within one year (365 days) of its adoption by the Board, by the Company’s stockholders in a manner consistent with Treas. Reg. § 1.422-3 (or any successor provision), would: (i) increase the total number of Shares reserved for the purposes of the Plan (except as otherwise provided in Section 3), or (ii) change the Persons or class of Persons eligible to receive Awards.
SECTION 11. General Provisions.
(a)    The Board may require each Participant to represent to and agree with the Company in writing that the Participant is acquiring securities of the Company for investment purposes and without a view to distribution thereof and as to such other matters as the Board believes are appropriate. The certificate evidencing any Award and any securities issued pursuant thereto may include any legend which the Board deems appropriate to reflect any restrictions on transfer and compliance with applicable securities laws.
(b)    All certificates for Shares or other securities delivered under the Plan will be subject to such share-transfer orders and other restrictions as the Board may deem advisable under the rules, regulations, and other requirements of any stock exchange upon which the Shares are then listed and any applicable securities laws, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
(c)    Nothing contained in the Plan will prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.
(d)    Neither the adoption of the Plan nor the execution of any document in connection with the Plan will: (i) confer upon any employee of the Company or an Affiliate any right to continued employment or engagement with the Company or such Affiliate, or (ii)

interfere in any way with the right of the Company or such Affiliate to terminate the employment of any of its employees at any time.
(e)    No later than the date as of which an amount first becomes includible in the gross income of the Participant for federal income tax purposes with respect to any Award under the Plan, the Participant will pay to the Company, or make arrangements satisfactory to the Board regarding the payment of, taxes of any kind required by law to be withheld with respect to such amount. The obligations of the Company under the Plan will be conditioned on such payment or arrangements and the Company will have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. Unless otherwise determined by the Board, the minimum required withholding obligation with respect to an Award may be settled in Shares, including the Shares that are subject to that Award.
SECTION 12. Effective Date of Plan. The Plan was approved by the Company’s stockholders on July 21, 2010. The Plan is effective as of such date.
SECTION 13. Term of Plan. The Plan will continue in effect until terminated in accordance with Section 10; provided, however, that no Incentive Stock Option will be granted hereunder on or after July 21, 2020; but provided further, that Incentive Stock Options granted prior to July 21, 2020 may extend beyond that date.
SECTION 14. Invalid Provisions. In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability will not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions will be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.
SECTION 15. Governing Law. The Plan and all Awards granted hereunder will be governed by and construed in accordance with the laws of the State of Delaware, without regard to the application of the principles of conflicts of laws.
SECTION 16. Board Action. Notwithstanding anything to the contrary set forth in the Plan, any and all actions of the Board or Committee, as the case may be, taken under or in connection with the Plan and any agreements, instruments, documents, certificates or other writings entered into, executed, granted, issued and/or delivered pursuant to the terms hereof, will be subject to and limited by any and all votes, consents, approvals, waivers or other actions of all or certain stockholders of the Company or other Persons required by:
(a)    the Company’s Certificate of Incorporation (as the same may be amended and/or restated from time to time);
(b)    the Company’s Bylaws (as the same may be amended and/or restated from time to time); and
(c)    any other agreement, instrument, document or writing now or hereafter existing, between or among the Company and its stockholders or other Persons (as the same may be amended from time to time).

SECTION 17. Notices. Any notice to be given to the Company pursuant to the provisions of the Plan shall be given by registered or certified mail, postage prepaid, and, addressed, if to the Company to its principal executive office to the attention of its Chief Business Officer (or such other Person as the Company may designate in writing from time to time), and, if to a Participant, to the address contained in the Company’s personnel records, or to such other address as that Participant may hereafter designate in writing to the Company. Any such notice shall be deemed given or delivered three days after the date of mailing.
* * * * *

AMENDED AND RESTATED
INCENTIVE STOCK OPTION AGREEMENT
UNDER THE
JAND, INC. 2010 INCENTIVE PLAN
THIS INCENTIVE STOCK OPTION AGREEMENT (this “Agreement”) is made as of this [ ] day of [ , ], between JAND, INC. (the “Company”) and [ ] (the “Optionee”).
WHEREAS, the Company maintains the JAND, Inc. 2010 Incentive Plan (the “Plan”) for the benefit of the key employees, directors and consultants of the Company and its subsidiaries;
WHEREAS, the Plan permits the award of Incentive Stock Options to purchase shares of the Company’s Common Stock, par value $0.0001 (the “Common Stock”), subject to the terms of the Plan;
WHEREAS, to compensate the Optionee for his service to the Company and its subsidiaries and to further align the Optionee’s personal financial interests with those of the Company’s stockholders, on February 10, 2011, the Company awarded to the Optionee an option to purchase shares of the Company’s Common Stock, subject to the restrictions and on the terms and conditions contained in the Plan and the Incentive Stock Option Agreement between the Optionee and the Company dated as of February 10, 2011;
WHEREAS, Section 5(c) of the Plan permits the Board to waive, in its absolute discretion, installment exercise provisions at any time at or after the grant of an option; and
WHEREAS, the Board has determined that the option originally granted to the Optionee on February 10, 2011 shall be immediately exercisable for all of the Option Shares (as defined below), subject to the vesting, repurchase and other provisions set forth in this Agreement.
NOW, THEREFORE, in consideration of these premises and the agreements set forth herein and intending to be legally bound hereby, the parties agree as follows:
1.    Award of Option. This Agreement evidences the grant to the Optionee of an option (the “Option”) to purchase [ ( )] shares of Common Stock (after giving effect to a stock split effective May 17, 2011) (the “Option Shares”). The Option is subject to the terms set forth herein, and in all respects is subject to the terms and provisions of the Plan applicable to Incentive Stock Options, which terms and provisions are incorporated herein by this reference. Except as otherwise specified herein or unless the context herein requires otherwise, the terms defined in the Plan will have the same meanings herein.
2.    Nature of the Option. The Option is intended to be an incentive stock option as described by Section 422 of the Code. The Optionee acknowledges that the Company does not warrant that the grant of this Option, or the purchase or sale of the Option Shares, will be entitled to any particular tax treatment.

3.    Date of Grant; Term of Option. The Option was granted on [ ] (the “Effective Date”) and may not be exercised later than the date that is ten (10) years after that date, subject to earlier termination in accordance with this Agreement and the Plan.
4.    Option Exercise Price. The per share exercise price of the Option is [ ] (the “Exercise Price”).
5.    Exercise of Option. The Option will become exercisable only in accordance with the terms and provisions of the Plan and this Agreement, as follows:
(a)    Right to Exercise. The Option may be exercised at any time after the Effective Date for all or any number of the Option Shares. Option Shares purchased by exercising this Option will be subject to the Right of Repurchase under Section 6 until vested in accordance with this Section 5(a). Provided the Optionee remains in continuous service to the Company (whether as an employee, consultant, independent contractor or any other capacity in which he provides services to the Company) through the applicable vesting dates, the Option will become vested with respect to _______________ [_____] of the Option Shares on the first anniversary of January 1, 2011 and with respect to ____________ [_____] of the remaining Option Shares on the last day of each subsequent month after the first anniversary of January 1, 2011. Solely for purposes of this Agreement, service with the Company will be deemed to include service with any Subsidiary or Affiliate of the Company (for only so long as such entity remains a Subsidiary or Affiliate).
(b)    Cessation of Service. Upon a cessation of the Optionee’s service with the Company, the Option will be exercisable only to the extent specified in this Section 5(b):
(1)    Cessation of Service by Reason of Death. If the Optionee’s service with the Company terminates by reason of death, the Option may thereafter be exercised, to the extent then exercisable pursuant to Section 5(a) above, or on such accelerated basis as the Board may determine, by the legal representative of the estate or by the legatee of the Optionee under the will of the Optionee, for a period expiring 12 months from the date of death, or, if sooner, upon the expiration of the term described in Section 3 above.
(2)    Cessation of Service by Reason of Disability. If the Optionee’s service with the Company terminates by reason of Disability, the Option may thereafter be exercised by the Optionee or his personal representative, to the extent it was exercisable pursuant to Section 5(a) above at the time of termination, or on such accelerated basis as the Board may determine, for a period expiring 12 months from the date of termination of service, or, if sooner, upon the expiration of the term described in Section 3 above.
(3)    Cause. If the Optionee’s service with the Company is terminated for Cause: (i) the portion of the Option not already exercised will be immediately and automatically forfeited as of the date of such termination, and (ii) any Option Shares for which the Company has not yet delivered share certificates will be immediately and automatically forfeited and the Company will refund to the Optionee the Option Exercise Price paid for such Option Shares, if any.

(4)    Other Cessation. If the Optionee’s service with the Company ceases for any reason other than death, Disability or Cause, the Option may thereafter be exercised by the Optionee, to the extent it was exercisable pursuant to Section 5(a) above at the time of such cessation, or on such accelerated basis as the Board may determine, for a period expiring 90 days from the date of termination of service (irrespective of the manner or timing of the cessation and without regard to whether the service has ceased with reasonable notice of termination), or, if sooner, upon the expiration of the term described in Section 3 above.
(c)    Method of Exercise. The Optionee may exercise the Option by providing written notice to the Company stating the election to exercise the Option, and making such additional representations and agreements as to the Optionee’s investment intent with respect to the Option Shares as may be required by the Company hereunder or pursuant to the provisions of the Plan. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company or such other person as may be designated by the Company, and shall be accompanied by payment of the Exercise Price. Payment of the Exercise Price shall be by check or such other consideration and method of payment as may be authorized by the Company’s Board pursuant to the Plan..
(d)    Additional Documents. The written exercise notice must also be accompanied by:
(1)    an executed counterpart to the Stockholders’ Agreement; and
(2)    an executed “Consent of Spouse” (if applicable), attached as Exhibit A.
The Optionee also agrees upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.
(e)    Share Legends. The following legend will be placed on any certificate evidencing an Option Share, in addition to any other legend that may be required pursuant to applicable law, the Plan, the Stockholders’ Agreement or otherwise:
THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF AN INCENTIVE STOCK OPTION AGREEMENT ENTERED INTO BETWEEN [OPTIONEE] AND JAND, INC. (WHICH TERMS AND CONDITIONS MAY INCLUDE, WITHOUT LIMITATION, CERTAIN FORFEITURE CONDITIONS, TRANSFER RESTRICTIONS, AND REPURCHASE RIGHTS). A COPY OF THAT AGREEMENT IS ON FILE IN THE PRINCIPAL OFFICES OF JAND, INC. AND WILL BE MADE AVAILABLE TO THE HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON REQUEST TO THE SECRETARY OF JAND, INC.

(f)    Partial Exercise. The Option may be exercised in whole or in part; provided, however, that any exercise may apply only with respect to a whole number of Option Shares.
(g)    Restrictions on Exercise. The Option may not be exercised, and any purported exercise will be void, if the issuance of the Option Shares upon such exercise would constitute a violation of any applicable federal or state securities laws or other laws or regulations. In addition, as a further condition to the exercise of the Option, the Company may require the Optionee to make any representation or warranty to the Company as may be required by or advisable under any applicable law or regulation.
6.    Right of Repurchase.
(a)    Scope of Repurchase Right. Until they vest in accordance with the Section 5(a), the Option Shares acquired under this Agreement shall be subject to the Company’s right of repurchase as described in this Section 6 (such right, the “Right of Repurchase”) and such Option Shares, “Restricted Shares”). The Company, however, may decline to exercise its Right of Repurchase or may exercise its Right of Repurchase only with respect to a portion of the Restricted Shares. The Company may exercise its Right of Repurchase only during the 90-day period following the termination of the Optionee’s service with the Company for any reason, but the Right of Repurchase may be exercised automatically under Subsection (d) below. If the Right of Repurchase is exercised, the Company shall pay the Optionee an amount equal to the lower of (i) the Exercise Price of each Restricted Share being repurchased or (ii) the Fair Market Value of such Restricted Share at the time the Right of Repurchase is exercised.
(a)    Lapse of Repurchase Right. The Right of Repurchase shall lapse with respect to the Restricted Shares in accordance with the vesting schedule set forth in the Section 5(a).
(b)    Escrow. Upon issuance, the certificate(s) for Restricted Shares shall be deposited in escrow with the Company to be held in accordance with the provisions of this Agreement. Any additional or exchanged securities or other property described in Subsection (f) below shall immediately be delivered to the Company to be held in escrow. All ordinary cash dividends on Restricted Shares (or on other securities held in escrow) shall be paid directly to the Optionee and shall not be held in escrow. Restricted Shares, together with any other assets held in escrow under this Agreement, shall be (i) surrendered to the Company for repurchase upon exercise of the Right of Repurchase or (ii) released to the Optionee upon his or her request to the extent that the Option Shares have ceased to be Restricted Shares (but not more frequently than once every six months). In any event, all Option Shares that have ceased to be Restricted Shares, together with any other vested assets held in escrow under this Agreement, shall be released within 90 days after the termination of the Optionee’s Service.
(c)    Exercise of Repurchase Right. The Company shall be deemed to have exercised its Right of Repurchase automatically for all Restricted Shares as of the commencement of the Repurchase Period, unless the Company during the Repurchase Period notifies the holder of the Restricted Shares, either by personal delivery or by mail to the Optionee at the address on file with the Company, that it will not exercise its Right of Repurchase for some or all of the Restricted Shares. The Company shall pay to the holder of the Restricted Shares the purchase price determined under Subsection (a) above for the Restricted Shares being repurchased. Payment shall be made in cash or cash equivalents and/or by canceling indebtedness to the Company incurred by the Optionee in the purchase of the Restricted Shares. The certificate(s) representing the Restricted Shares being repurchased shall be delivered to the Company.
(d)    Termination of Rights as Stockholder. If the Right of Repurchase is exercised in accordance with this Section 6 and the Company makes available the consideration for the Restricted Shares being repurchased, then the person from whom the Restricted Shares are repurchased shall no longer have any rights as a holder of the Restricted Shares (other than the right to receive payment of such consideration). Such Restricted Shares shall be deemed to have been repurchased pursuant to this Section 6, whether or not the certificate(s) for such Restricted Shares have been delivered to the Company or the consideration for such Restricted Shares has been accepted.
(e)    Additional or Exchanged Securities and Property. In the event of a merger or consolidation of the Company, a sale of all or substantially all of the Company’s stock or assets, any other corporate reorganization, a stock split, the declaration of a stock dividend, the declaration of an extraordinary dividend payable in a form other than stock, a spin off, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities, any securities or other property (including cash or cash equivalents) that are by reason of such transaction exchanged for, or distributed with respect to, any Restricted Shares shall immediately be subject to the Right of Repurchase. Appropriate adjustments to reflect the exchange or distribution of such securities or property shall be made to the number and/or class of the Restricted Shares. Appropriate adjustments shall also be made to the price per share to be paid upon the exercise of the Right of Repurchase, provided that the aggregate purchase price payable for the Restricted Shares shall remain the same. In the event of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, the Right of Repurchase may be exercised by the Company’s successor.
(f)    Transfer of Restricted Shares. The Optionee shall not transfer, assign, encumber or otherwise dispose of any Restricted Shares without the Company’s written consent, except as provided in the following sentence. The Optionee may transfer Restricted Shares to one or more members of the Optionee’s immediate family or to a trust established by the Optionee for the benefit of the Optionee and/or one or more members of the Optionee’s immediate family, provided in either case that the Transferee agrees in writing on a form prescribed by the Company to be bound by all provisions of this Agreement. If the Optionee transfers any Restricted Shares, then this Agreement shall apply to the Transferee to the same extent as to the Optionee.
(g)    Assignment of Repurchase Right. The Board of Directors may freely assign the Company’s Right of Repurchase, in whole or in part. Any person who accepts an assignment of the Right of Repurchase from the Company shall assume all of the Company’s rights and obligations under this Section 6.

7.    Investment Representations. The Optionee represents and warrants to the Company that he is acquiring the Option (and upon exercise of the Option, will be acquiring the Option Shares) for investment for his own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof.
8.    Non-Transferability of Option. The Option may not be sold, pledged, assigned, hypothecated, gifted, transferred or disposed of in any manner either voluntarily or involuntarily by operation of law, other than by will or by the laws of descent or distribution. During the Optionee’s lifetime, the Option is exercisable only by the Optionee. Subject to the foregoing and the terms of the Plan, the terms of the Option will be binding upon the executors, administrators and heirs of the Optionee.
9.    Tax Consequences. The Optionee acknowledges that the Company has not advised the Optionee regarding his income tax liability in connection with the exercise of the Option or the vesting of the Option Shares. The Optionee has reviewed with the Optionee’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. The Optionee is relying solely on such advisors and not on any statements or representations of the Company or any of its subsidiaries. The Optionee understands that he (not the Company) will be responsible for his own tax liabilities arising in connection with this award or the transactions contemplated by this Agreement.
10.    No Continuation of Service. Neither the Plan nor this Option will confer upon the Optionee any right to continue in the service of the Company or any of its subsidiaries, or limit in any respect the right of the Company or its subsidiaries to discharge the Optionee at any time, with or without Cause and with or without notice.
11.    Withholding. The Company is hereby authorized to withhold from any consideration payable or property transferable to the Optionee any taxes required to be withheld by federal, state or local law in connection with the grant or exercise of this Option or the vesting or disposition of the Option Shares.
12.    The Plan. The Optionee has received a copy of the Plan (a copy of which is attached hereto), has read the Plan and is familiar with its terms, and hereby accepts the Option subject to the terms and provisions of the Plan, as amended from time to time. Pursuant to the Plan, the Board is authorized to interpret the Plan and to adopt rules and regulations not inconsistent with the Plan as it deems appropriate. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board with respect to questions arising under the Plan or any award agreement.
13.    Market Stand-Off. The Optionee agrees, in connection with any public offering by the Company of its equity securities pursuant to a registration statement filed under the Securities Act of 1933, as amended, not to sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of or otherwise dispose of any Option Shares without the prior written consent of the Company or its underwriters, for such period of time before or after the effective date of such registration as may be requested by the Company or such underwriters.

14.    Notice of Disqualifying Disposition. Without limiting any condition applicable to the disposition of Option Shares, the Optionee agrees that if he or she disposes of any Option Shares within one year after that Option Share was transferred to him or her or within two years after the Effective Date, the Optionee will notify the Company in writing within thirty days of the date of such disposition.
15.    Entire Agreement. This Agreement, together with the Plan and any other exhibits attached hereto, represents the entire agreement between the parties and supersedes any prior agreement, written or otherwise, relating to the subject matter hereof.
16.    Governing Law. This Agreement will be construed in accordance with the laws of the State of Delaware, without regard to the application of the principles of conflicts of laws.
17.    Execution. This Agreement may be executed, including execution by facsimile signature, in one or more counterparts, each of which will be deemed an original, and all of which together shall be deemed to be one and the same instrument.
[signature page follows]

IN WITNESS WHEREOF, this Agreement has been executed by the parties on the ___ day of __________, ____.

JAND, INC.

By:

Title:

OPTIONEE

Signature

Address

THIS OPTION AND THE SECURITIES WHICH MAY BE PURCHASED UPON EXERCISE OF THIS OPTION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES HAVE NOT BEEN ACQUIRED WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, ASSIGNED, EXCHANGED, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR DISPOSED OF, BY GIFT OR OTHERWISE, OR IN ANY WAY ENCUMBERED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS, OR A SATISFACTORY OPINION OF COUNSEL SATISFACTORY TO JAND, INC. THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT AND UNDER APPLICABLE STATE SECURITIES LAWS.

EXHIBIT A
Consent of Spouse
I, , spouse of the Optionee, have read and approve the foregoing Amended and Restated Incentive Stock Option Agreement (the “Agreement”). In consideration of the shares of JAND, Inc. (“Company”) that will be awarded to my spouse as set forth in the Agreement, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement or any shares issued pursuant thereto under the community property laws or similar laws relating to marital property.
In addition, I am aware that, among other things, under the Agreement my spouse agrees to sell certain of his/her shares of the capital stock of the Company, including my community property or other interest therein (if any), upon certain events and that transfer of such shares is otherwise restricted. I hereby consent to such sale and to such restrictions, approve of the provisions of the Agreement, and agree that if I predecease my spouse, the successors of my community property or other interest (if any) in such shares will hold such shares subject to the provisions of the Agreement.

Dated:	__________________________,_____

(SIGNATURE OF SPOUSE)

(PRINTED NAME)
A-1